SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:

  Preliminary Proxy Statement
  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  Definitive Proxy Statement
  Definitive Additional Materials
  Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Tweeter Home Entertainment Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

No fee required.

  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)  Title of each class of securities to which transaction applies:

       2)  Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act

Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4)  Proposed maximum aggregate value of transaction:

       5)  Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

       2)  Form, Schedule or Registration Statement No.:

       3)  Filing Party:

       4)  Date Filed:

NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING SECURITIES
Proposal 1: Election of Directors
GENERAL INFORMATION RELATING TO THE BOARD OF DIRECTORS
Proposal 2: Ratification of Selection of Auditors
Appendix A
Proxy Card

Tweeter Home Entertainment Group, Inc.

10 Pequot Way
Canton, MA 02021

Dear Stockholder:

      You are cordially invited to attend Tweeter Home Entertainment Group, Inc.’s (“Tweeter”) special meeting in lieu of annual meeting of stockholders on January 22, 2001. The meeting will begin promptly at 10:00 AM at the offices of Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts.

      The official Notice of Meeting, proxy statement and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the proxy statement. This year we are asking stockholders to elect two Directors and approve the selection of Tweeter’s accountants.

      The vote of every stockholder is important. Whether or not you expect to attend the meeting in person, you are urged to submit your proxy as soon as possible. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by signing, dating, and returning the enclosed proxy card and mailing it in the postage-prepaid envelope provided. The Board of Directors and management look forward to greeting those stockholders who are able to attend.

Sincerely,

/s/ Jeffrey Stone

JEFFREY STONE
President and Chief Executive Officer

Tweeter Home Entertainment Group, Inc.

10 Pequot Way
Canton, MA 02021

December 20, 2000

NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF

STOCKHOLDERS

       The special meeting in lieu of annual meeting of stockholders (the “Annual Meeting”) of Tweeter Home Entertainment Group, Inc. will be held at the offices of Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts, on January 22, 2001, at 10:00 AM, for the following purposes:

1.	To elect two Directors, each to serve for a three year term or until the election and qualification of their respective successors.

2.	To act upon the approval of the designation of Deloitte & Touche LLP to audit the books, records and accounts of Tweeter for Fiscal Year 2001.

3.	To consider and act upon all other matters which may properly come before the Annual Meeting or any adjournment or adjournments thereof.

      The Board of Directors has set the close of business on Monday, December 18, 2000, as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, and only stockholders of record on that date shall be entitled to notice of and to vote at said meeting.

      Whether or not you plan to attend the meeting, please fill in, date, sign and return the enclosed proxy promptly in the return envelope provided. Alternatively, if you have shares registered directly with Tweeter’s transfer agent, EquiServe, you may choose to vote those shares via the Internet at EquiServe’s voting Web site (http://www.eproxyvote/twtr.com), or you may vote telephonically, within the U.S. and Canada only, by calling EquiServe at 1-877-779-8683 (toll free). If you hold Tweeter shares with a broker or bank, you may also be eligible to vote via the Internet or to vote telephonically if your broker or bank participates in the proxy voting program provided by ADP Investor Communication Services. If your Tweeter shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may be able to vote those shares via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com) or telephonically by calling the telephone number shown on your voting form. See “Voting Via the Internet or By Telephone” in the proxy statement for further details. You are cordially invited to attend the meeting.

      This notice also constitutes notice to you that, on December 12, 2000, the Board of Directors voted to amend Tweeter’s By-laws to allow stockholder voting by proxy via the Internet and by telephone.

By Order of the Board of Directors,

/s/ Joseph McGuire

JOSEPH MCGUIRE

Chief Financial Officer

TWEETER HOME ENTERTAINMENT GROUP, INC.

PROXY STATEMENT

      This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Tweeter Home Entertainment Group, Inc. (Nasdaq: “TWTR”) for the special meeting in lieu of annual meeting of stockholders to be held on January 22, 2001. Only stockholders of record at the close of business on December 18, 2000 are entitled to notice of and to vote at the meeting.

      Returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so.

      Unless contrary instructions are indicated on the proxy, all valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for Director named herein and FOR the approval of the designation of Deloitte & Touche LLP to audit Tweeter’s books, records and accounts for fiscal year 2001. If a stockholder specifies a different choice on the proxy, such stockholder’s shares of common stock will be voted in accordance with such specifications.

      Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with Tweeter’s Secretary an instrument revoking it, by presenting an executed proxy bearing a later date at the Annual Meeting, or by attending the Annual Meeting and voting in person.

      The cost of soliciting proxies will be borne by Tweeter. Solicitations may be made by mail, personal interview, telephone and/or telegram by Tweeter’s Directors, officers and employees, without additional compensation for such solicitation activities. Tweeter will make arrangements with its transfer agent, EquiServe, to forward solicitation material to the beneficial owners of Tweeter’s common stockholders of record. Tweeter will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of common stock held in their respective names.

      Tweeter has retained the services of a proxy solicitation firm, Corporate Investor Communications, Inc. for a fee of $4,000 plus reasonable out of pocket expenses.

      Copies of Tweeter’s 2000 Annual Report are being mailed to stockholders together with this Proxy Statement. The Annual Report contains Tweeter’s financial statements for the fiscal years ended September 30, 2000, September 30, 1999 and September 30, 1998.

VOTING SECURITIES

      Holders of record of Tweeter’s common stock at the close of business on Monday, December 18, 2000 (the “Record Date”) have the right to receive notice of and to vote at the Annual Meeting and any adjournments of the meeting. At December 15, 2000, there were 18,487,259 shares of common stock issued and outstanding. Each share of common stock entitles the holder of that share to one vote on each matter submitted to a vote at the Annual Meeting.

      Under Tweeter’s bylaws, the presence, in person or by proxy, of stockholders holding a majority in interest of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum for the transaction of business. With respect to the approval of any particular proposal, abstentions and broker non-votes are not counted in determining the number of votes cast. Other than the election of Directors, which requires a plurality of the votes cast in person or by proxy, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting.

Proposal 1:  Election of Directors

Nominees for Director, Directors Continuing in Office and Executive Officers

      Tweeter’s bylaws provide for a Board of Directors consisting of such number of Directors as may be fixed from time to time by the Board. The Board is divided into three classes, with each class holding office for a term of three years and the term of office of one class expiring each year. The Board has fixed the number of Directors to constitute the full Board for the ensuing year at six, two of whom are to be elected at the Annual Meeting for a term expiring at the 2004 annual meeting of stockholders, two whose terms expire at the 2003 annual meeting of stockholders, and two whose terms expire at the 2002 annual meeting of stockholders. Jeffrey Bloomberg, a Director since 1989, and Jeffrey Stone, a Director since 1990, are in the class of Directors whose term expires at the Annual Meeting. The Board has nominated Mr. Bloomberg and Mr. Stone for election to the class of Directors whose term will expire in 2004.

      The persons named as proxies in the proxy card will vote the shares represented by your proxy for the election of Mr. Bloomberg and Mr. Stone as Directors unless your proxy card specifies otherwise. If either of the nominees for election to the Board should, for any reason not now anticipated, not be available to serve as a Director, the persons named as proxies will vote the shares for such other candidate as may be designated by the Board, unless the Board reduces the number of Directors constituting the full Board in order to eliminate the vacancy. The Board has no reason to believe that Mr. Bloomberg and Mr. Stone will be unable to serve if elected.

      The table below sets forth certain information with respect to the nominees for election to the Board of Directors, those Directors whose terms of office will continue after the Annual Meeting and Tweeter’s Executive Officers.

			Expiration of
			Current or
	Principal Occupation, Business Experience	First Elected	Proposed
Name and Age	and Other Business Affiliations	Director	Term of Office

Samuel Bloomberg, 48	Director, Chairman of the Board of Tweeter. Mr. Bloomberg has served as Chairman of the Board since 1986 and the Chief Executive Officer from 1983 until 2000. Mr. Bloomberg is a co-founder of Tweeter. Mr. Bloomberg and Jeffrey Bloomberg are brothers.	1972	2003

Jeffrey Stone, 43	Director, President and Chief Executive Officer of Tweeter. Mr. Stone has served as the President and Chief Executive Officer of Tweeter since January 2000 and Chief Operating Officer from 1990 to 2000. From 1987 to 1990 Mr. Stone served as the Executive Vice President of Bread & Circus, a specialty natural foods supermarket chain, and from 1983 to 1987 served as Vice President of Human Resources and Training for Scandinavian Design, a specialty furniture retailer. Mr. Stone is also a Director of PRO, the buying group of specialty consumer electronic retailers of which Tweeter is a member.	1990	2004

			Expiration of
			Current or
	Principal Occupation, Business Experience	First Elected	Proposed
Name and Age	and Other Business Affiliations	Director	Term of Office

Jeffrey Bloomberg, 53	Director of Tweeter. From 1994 to the present, Mr. Bloomberg has served as the President of Bloomberg Associates, Inc., an investment banking company. From 1985 to 1993, Mr. Bloomberg served as a Managing Director at Bear Stearns & Co., Inc., specializing in corporate finance and mergers and acquisitions. Mr. Bloomberg and Samuel Bloomberg are brothers.	1989	2004

Matthew Bronfman, 41 (1)(2)	Director of Tweeter. Mr. Bronfman founded, and from 1994 to the present has served as Chairman and Chief Executive Officer of, Perfumes Isabel, a fragrance and gift company. In 1990, Mr. Bronfman served as Director, and from 1991 to 1994 Mr. Bronfman served as Chairman and Chief Executive Officer, of Sterling Cellular Holdings, LP, a privately-held cellular telephone company.	1989	2002

Michael Cronin, 46 (1)(2)	Director of Tweeter. From 1991 to the present Mr. Cronin has served as Managing Partner of Weston Presidio Offshore Capital C.V. Mr. Cronin also serves as a Director of Tekni-plex, Inc. and Casella Waste Systems, Inc.	1995	2003

Steven S. Fischman, 58	Director of Tweeter. Since 1992, Mr. Fischman has been the President of New England Development (NED), a regional mall developer based in New England. From 1996 to August 1999, Mr. Fischman also served as a Managing Director of the General Partner of WellsPark Group Limited Partnership, a mall management company formed by NED and an unrelated partner. Prior to joining NED, Mr. Fischman was a Director and shareholder in the Boston law firm of Goulston & Storrs, P.C., Tweeter’s legal counsel. Mr. Fischman is also Chairman of the Board of Trustees of Newton-Wellesley Hospital.	1998	2002

Joseph McGuire, 40
Mr. McGuire has served as Tweeter’s Vice President, Chief Financial Officer and Chief Information Officer since May 1996. Prior to joining Tweeter, Mr.  McGuire was the Chief Financial Officer of Bryn Mawr Radio & Television Centre, Inc. from 1987 to 1996.

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

GENERAL INFORMATION RELATING TO

THE BOARD OF DIRECTORS

The Board of Directors

      The Board of Directors held seven meetings in the fiscal year ended September 30, 2000. No member of the Board of Directors attended less than 80% of the total number of meetings of the Board and committees thereof upon which he served during the fiscal year ended September 30, 2000.

Committees of the Board of Directors

      The Board of Directors has an Audit Committee, consisting of Michael Cronin and Matthew Bronfman, which makes recommendations concerning the engagement of independent public accountants, reviews the plans for and results of the audit engagement with the independent public accountants, approves professional services provided by the independent public accountants and reviews the adequacy of Tweeter’s internal accounting controls. The Audit Committee held four meetings during the fiscal year ended September 30, 2000. The Audit Committee recommended Tweeter’s selection of Deloitte & Touche LLP to serve as Tweeter’s auditors for the fiscal year ended September 30, 2001.

      The Compensation Committee of the Board of Directors establishes and implements compensation policies and programs for Tweeter’s executive officers and exercises all powers of the Board of Directors in connection with Tweeter’s incentive compensation and benefit plans. The Compensation Committee of the Board consists of Matthew Bronfman and Michael Cronin. The Compensation Committee held two meetings during the fiscal year ended September 30, 2000.

      Tweeter had no nominating committees of the Board of Directors or committees performing similar functions during the year ended September 30, 2000.

Compensation of Directors

      Tweeter currently pays each Director $1,875 per quarter, provided such Director attends the meetings of the Directors scheduled for such quarter. All Directors are reimbursed for reasonable expenses incurred in attending meetings. Under current Director compensation arrangements, upon each subsequent election or re-election, each Director who is not also an employee or affiliate of Tweeter is granted options under Tweeter’s 1998 Stock Option and Incentive Plan exercisable for the purchase of 3,500 shares of common stock, with an exercise price equal to the fair market value of the common stock at the date of grant. Such options vest upon grant. A sitting Director will receive annual grants of 3,500 shares each year of his or her term, with an exercise price equal to the fair market value of the common stock on the date of the grant. These options vest upon grant.

Board of Directors Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF

THE BOARD’S NOMINEES, JEFFREY BLOOMBERG AND JEFFREY STONE. A
PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE ANNUAL MEETING
IS REQUIRED TO ELECT EACH NOMINEE AS DIRECTOR.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information regarding the beneficial ownership of Tweeter’s Common Stock as of the Record Date by (i) each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) known by Tweeter to be the beneficial owner of more than 5% of Tweeter’s Common Stock, (ii) each of Tweeter’s Named Executives (as defined below) and Directors, (iii) all of Tweeter’s executive officers and Directors as a group. Except as otherwise indicated in the footnotes to this table, Tweeter believes that the persons named in this table have sole voting and investment power with respect to all of the shares of Common Stock indicated.

	Common Stock
	Beneficially Owned(1)		Percent
	As of		Of
Name	December 18, 2000		Class

Named Executive Officers

Samuel Bloomberg *	1,186,678	(2)	6.4

Jeffrey Stone *	422,836	(3)	2.3

Joseph McGuire	26,688		**
Directors/ Director Nominees

Jeffrey Bloomberg	275,201	(4)	1.5

Matthew Bronfman	105,486	(5)	**

Steven Fischman	13,600	(6)	**

Michael Cronin	10,600	(6)	**

Directors and Executive Officers as a Group (7 persons)	2,041,089		10.8
Beneficial Owners of more than 5%
T. Rowe Price Associates, Inc.
100 E. Pratt Street

Baltimore, MD 21202	1,088,100	(7)	5.9
Gilder, Gagnon, Howe & Co., LLC
1775 Broadway, 26th Floor

New York, NY 10019	915,974	(7)	5.0
Delaware Management Holdings
2005 Market Street

Philadelphia, PA 19103	923,533	(7)	6.1
Chartwell Investment Partners
1235 Westlake Drive, Suite 330

Berwyn, PA 19312	769,650	(7)	5.0

*	Messrs. Bloomberg and Stone are also Directors of Tweeter.

**	Represents less than 1% of class.

(1)	Includes the number of shares and percentage ownership represented by such shares determined to be beneficially owned by a person in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock that are subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date. Such shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by such person. Such shares are not deemed outstanding, however, for the purposes of computing the percentage ownership of any other person.

(2)	Includes 67,025 shares held, in the aggregate by the Samuel Bloomberg Family Trusts for the benefit of Mr. Bloomberg’s children and 14,454 shares held by Carolina Bloomberg, the wife of Mr. Bloomberg. Mr. Bloomberg expressly disclaims beneficial ownership of the shares held by the Samuel Bloomberg Family Trusts and Carolina Bloomberg. Also includes 179,733 shares subject to options granted by Tweeter to Mr. Bloomberg exercisable within 60 days of the Record Date.

(3)	Includes 52,480 shares held by trusts for the benefit of Mr. Stone’s children. Mr. Stone expressly disclaims beneficial ownership of these shares. Also includes 157,620 shares subject to options granted by Tweeter to Mr. Stone exercisable within 60 days of the Record Date.

(4)	Includes 22,896 shares held, in the aggregate, by trusts for the benefit of Mr. Bloomberg’s children. Mr. Bloomberg expressly disclaims beneficial ownership of these shares. Also includes 18,720 shares subject to options granted by Tweeter to Mr. Bloomberg exercisable within 60 days of the Record Date.

(5)	Includes 95,768 shares subject to options granted by Tweeter exercisable within 60 days of the Record Date.

(6)	Includes 5,600 shares subject to options granted by Tweeter exercisable within 60 days of the Record Date.

(7)	Information concerning beneficial ownership was obtained from Schedule 13G filed in February 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Directors, officers and persons who are beneficial owners of more than ten percent of Tweeter’s common stock to file with the Securities and Exchange Commission reports of their ownership of Tweeter’s securities and changes in that ownership. Samuel Bloomberg, Chairman, Jeffrey Stone, President, Joseph McGuire, Chief Financial Officer, Jeffrey Bloomberg, Director, Matthew Bronfman, Director, Michael Cronin, Director and Steven Fischman, Director did not file their respective Form 5 by November 14, 2000 but subsequently filed on November 30, 2000. To Tweeter’s knowledge, based upon a review of copies of reports so filed, all other persons required to file such reports regarding ownership and transactions during the fiscal year ended September 30, 2000 did so by no later than the date the reports were due.

Executive Compensation

      The following table sets forth the compensation earned by Tweeter’s Chairman and each of the other executive officers of Tweeter (the “Named Executives”) for services rendered in all capacities to Tweeter during fiscal 1998, 1999 and 2000:

Summary Compensation Table

				Long-Term
				Compensation
	Annual
	Compensation(1)			Securities
				Underlying
Name And Principal Position	Year	Salary	Bonus	Options

Samuel Bloomberg	2000	374,231	81,250	35,000

Chairman of the Board	1999	337,320	58,000	50,000
	1998	258,769	10,000	46,076

Jeffrey Stone	2000	423,846	121,875	45,000

President and Chief Executive Officer	1999	352,761	78,000	66,000
	1998	249,106	10,000	58,000

Joseph McGuire	2000	234,038	50,000	40,000

Vice President, Chief Financial Officer	1999	193,982	35,200	18,000
	1998	164,635	5,000	16,000

(1)	The compensation described in this table does not include medical or other benefits received by the Named Executives which are generally available to all salaried employees of Tweeter.

     The following table sets forth information relating to grants of stock options made during fiscal 2000 to each of the Named Executive Officers under Tweeter’s 1998 Stock Option and Incentive Plan.

Option Grants in Fiscal 2000

		Percent of
		Total
		Options
	Number of	Granted
	Securities	to	Exercise		Grant
	Underlying	Employees	Price		Date
	Options	in Fiscal	Per	Expiration	Present
Name	Granted	Year	Share	Date	Value(1)

Samuel Bloomberg	35,000	8.3%	$23.875	2006	$191,834

Jeffrey Stone	45,000	10.7%	$23.875	2006	$246,644

Joseph McGuire	40,000	9.5%	$23.875	2006	$220,859

(1)	The fair value of the stock options granted on March 8, 2000 under Tweeter’s existing stock option plan was estimated using the Black-Scholes option pricing model assuming an expected volatility of 72%, a risk-free interest rate of 6.6%, an expected life of 3 years and no dividends. The fair value of the stock options granted on June 27, 2000 under Tweeter’s existing stock option plan was estimated using the Black-Scholes option pricing model assuming an expected volatility of 85%, a risk-free interest rate of 6.3%, an expected life of 3 years and no dividends.

     The following table provides certain information with respect to options to purchase common stock held by the Named Executives at September 30, 2000.

Aggregated Option Exercises in Fiscal 2000 and Fiscal Year-End Option Values

			Number of Securities	Value of Unexercised
			Underlying Options at	In-the-Money Options at
	Shares Acquired	Value	Fiscal Year End	Fiscal Year End
Name	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Samuel Bloomberg	285,352	$7,375,211	179,733/ 83,823	$4,452,196/$ 848,874

Jeffrey Stone	67,360	$1,761,209	222,996/108,600	$5,979,645/$1,089,242

Joseph McGuire	36,806	$1,055,148	1,312/ 57,400	$38,144/$ 661,741

Employment Agreements

      The summaries of the various employment agreements set forth below are qualified in their entirety by reference to the full text of such agreements, which are exhibits to Amendment No. 1 to Tweeter’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 8, 1998.

Bloomberg and Stone Agreements

      Upon completion of Tweeter’s initial public offering in July 1998, Tweeter entered into five-year employment agreements with Samuel Bloomberg, and Jeffrey Stone (the “Employment Agreements”). The Employment Agreements provide that Messrs. Bloomberg and Stone each receive a base salary of $300,000 per year through September 30, 1998, $325,000 from October 1, 1998 to September 30, 1999, and thereafter at the annual rate of at least $325,000, plus such increases as may be determined by the Compensation Committee of the Board of Directors. Each of Messrs. Bloomberg and Stone have the opportunity to earn incentive bonuses based upon certain performance criteria, to be determined by the Compensation Committee, and the opportunity to receive stock options and other incentive awards under Tweeter’s 1998 Stock Option and Incentive Plan.

      The Employment Agreements provide for continued employment until termination by either party. Tweeter, however, may terminate either Employment Agreement with or without cause at any time. If either executive’s employment is terminated by Tweeter without cause, Tweeter is obligated to pay the respective executive an amount equal to such executive’s unvested accrued benefits under any stock option plan, incentive plan or retirement plan plus severance pay calculated as follows: (i) if the executive is terminated during the first three years of the agreement, he will receive an amount equal to his annual base salary in effect in the year of termination for three years following termination, (ii) if the executive is terminated in the fourth year, he will receive an amount equal to two times his annual base salary in effect in the year of termination for two years following termination, and (iii) if the executive is terminated in the fifth or any subsequent year of the agreement, he will receive an amount equal to his annual base salary in the year of termination. The Employment Agreements also provide that if Tweeter and Messrs. Bloomberg and Stone do not renew the Employment Agreements upon expiration, Tweeter may elect to pay such executives two years severance in exchange for a two-year non-competition arrangement.

McGuire Employment Agreement

      Upon completion of Tweeter’s initial public offering in July 1998, Tweeter entered into an employment agreement with Joseph McGuire. Under the terms of this three-year agreement, Mr. McGuire earns a base annual salary of $185,000 and has the opportunity to earn yearly incentive bonuses based on performance criteria (determined by the Compensation Committee). Mr. McGuire is also entitled to receive stock options and other incentive awards under Tweeter’s stock option and incentive plans. Tweeter may elect, upon the expiration and non-renewal of the agreement, to pay Mr. McGuire two years of severance pay in exchange for a two-year non-competition agreement from Mr. McGuire. If Mr. McGuire’s employment is terminated by Tweeter without cause, Tweeter is obligated to pay Mr. McGuire an amount equal to his base salary in the year of termination, and must permit his options and incentives to continue to vest for one year following termination.

Compensation Committee Report Regarding Executive Compensation

      The Compensation Committee of the Board of Directors makes decisions regarding cash compensation paid and stock options granted to Tweeter’s executive officers. The Compensation Committee has submitted the following report concerning executive compensation:

Compensation Philosophy

      The Compensation Committee (the “Committee”), which is composed entirely of outside independent Directors, reviews, evaluates and approves the amount, design and implementation of Tweeter’s compensation system for executive officers. Tweeter believes that corporate performance and, in turn, stockholder value will be best enhanced by a compensation system that supports and reinforces Tweeter’s key operating and strategic goals while aligning the financial interests of Tweeter’s executive officers with those of the stockholders. Tweeter utilizes both short-term and long-term incentive compensation programs to achieve these objectives. Executive officer incentive compensation programs are tied to company-wide achievement of annual financial goals and the market value of Tweeter’s stock. The Committee believes that the use of company-wide performance in setting goals promotes a unified vision for senior management and creates common motivation among the executives. For other salaried employees, the incentive compensation program is also tied to divisional, departmental or store business goals and, in some cases, individual performance.

      For Tweeter’s 2000 fiscal year, the Committee made its compensation decisions based on a review of Tweeter’s 1999 fiscal year performance, on Tweeter’s budget and other projections for the 2000 fiscal year, and on Tweeter’s performance in comparison to certain of its competitors.

Components of the Executive Compensation Program

      Tweeter’s compensation program for executive officers consists generally of three components: base salary, an annual performance-based cash bonus and long-term stock incentives. In making compensation decisions, the Committee generally compares the compensation of Tweeter’s executive officers with compensation of officers at certain other retail companies and has utilized a nationally known compensation consultant, as it deemed necessary.

      The Committee generally compares various short- and long-term performance measures, including total stockholder return, return on average stockholders’ equity, sales, and net income and earnings per share for

Tweeter and other companies with which it competes with for executive talent. The Committee has not established any particular level at which overall compensation will be set in respect to the compensation peer group. The Committee believes that the total compensation of the named executive officers is supported by Tweeter’s competitive comparisons on the short- and long-term performance factors and is appropriate given Tweeter’s overall performance. The individual elements of the executive compensation program are addressed below.

Annual Salary

      Each year, the Committee establishes salaries for executive officers. Such salaries are based on proposals submitted by Tweeter’s Chief Executive Officer (“CEO”) for annual salary for the executive officers other than himself. Based on an analysis by the compensation consultant, the Committee set the executive officer salaries for the 2000 fiscal year. The Committee believes that the current level of annual salaries for executive officers is appropriate and that it also provides for a large percentage of total compensation to be at risk under the incentive programs. In evaluating individual executive officers, the Committee may also consider, among other factors, (1) a qualitative evaluation of the individual executive officer’s performance provided by the CEO, (2) the job responsibilities of the individual executive, including changes in those responsibilities, and (3) Tweeter’s performance in relation to its target financial goals for the prior fiscal year.

Annual Performance-Based Bonus

      Tweeter’s executive officers are eligible to receive cash bonuses under an annual performance-based incentive program (“Incentive Program”) established each year by the Committee and approved by the Board of Directors. The Incentive Program is designed to motivate Tweeter’s employees to achieve Tweeter’s annual operating and financial goals. The executive officers participate in the Incentive Program. The Incentive Program allows the Committee to establish performance goals based on pre-tax earnings. The goals are established with the purpose of continuing Tweeter’s record of superior performance in comparison with its competitors.

      For the 2000 fiscal year, the Incentive Program measured Tweeter’s achievement of its target financial goals. The target goal was established early in the fiscal year as part of Tweeter’s budgeting process and was approved by the Committee. Consistent with the Committee’s compensation philosophy of tying a large percentage of total compensation to performance, the potential maximum bonus of each executive officer was a significant percentage of that individual’s salary for the year. For the 2000 fiscal year, the target bonus amounts ranged from 5 percent of base salary to 35 percent of base salary. The target bonus percentages were based upon the results of the current year’s compensation study and the recommendation of the compensation consultant.

      The amount of bonus payments depends upon the extent to which Tweeter achieves its target financial goals for the year. For the 2000 fiscal year, if Tweeter did not achieve 100 percent of the goal, no bonuses would be paid. For performance above the target, an additional bonus would be paid with a maximum bonus of 100 percent of the target bonus.

      Tweeter’s performance for the 2000 fiscal year was above the requirement for payment of a bonus. As a result, bonuses were paid at the 88 percent level for the 2000 fiscal year.

Long-Term Incentive Compensation

      Grants under Tweeter’s stock incentive plans provide long-term incentive compensation and are a significant component of total compensation. These programs are a part of Tweeter’s performance-based incentive compensation rewarding officers as total stockholder value increases. For executive officers, grants under the stock incentive plans are made in the form of incentive stock options. For non-employee Directors, grants under the plan are in the form of nonqualified stock options.

      The Committee considers stock-based grants to be an important means of ensuring that executive officers have a continuing incentive to increase the long-term return to stockholders and the value of Tweeter’s stock. Stock-based grants also aid in retention of executives.

      Stock options generally vest and become exercisable ratably over a period of three years from the date of grant. The number of stock options to be granted to a particular executive officer is determined by the Committee. The Committee primarily uses a formula based on an individual’s target bonus for the fiscal year and the market price of Tweeter’s stock, as well as the results of compensation surveys to determine the appropriate grant size. Because the value of stock options is entirely a function of increases in the value of Tweeter’s stock, the Committee believes that this component of Tweeter’s compensation arrangement closely aligns the interests of the executive officers with those of Tweeter’s stockholders.

Chairman’s and Chief Executive Officer’s Compensation

      The Committee determined the compensation of Samuel Bloomberg and Jeffrey Stone, Tweeter’s Chairman and CEO, respectively, for the 2000 fiscal year in a manner consistent with the philosophy described above. The Committee approved an increase in salary based upon a review of comparable officers in the compensation peer group on a size-adjusted basis.

      In establishing the Chairman and CEO compensation, the Committee has compared their compensation with the compensation of the Chairmen and CEOs of the compensation peer group in relation to the relative performance of Tweeter with respect to the compensation peer group.

      For setting the fiscal 2000 compensation, the Committee also considered Tweeter’s performance during the fiscal year. Tweeter’s performance for the 2000 fiscal year was above the requirement for payment of a bonus. As a result, bonuses were paid at the 88% level for the 2000 fiscal year. The Committee recognized Mr. Bloomberg’s and Mr. Stone’s leadership skills in assembling and developing a strong management team and guiding Tweeter through its significant growth during the last ten years, resulting in Tweeter’s continued financial success.

      The Committee believes that Mr. Bloomberg’s and Mr. Stone’s compensation for the 2000 fiscal year was appropriate in light of all of the above considerations.

COMPENSATION AND PERSONNEL COMMITTEE

Michael Cronin

Matthew Bronfman

PERFORMANCE GRAPH

      Since a nationally recognized index that would represent a peer group was not available, Tweeter has used the Russell 2000 to measure its performance. Tweeter believes that this index is representative of a peer group because it is composed of companies with similar market capitalization.

Proposal 2:  Ratification of Selection of Auditors

      The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, to serve as auditors for the fiscal year ending September 30, 2001. Deloitte & Touche LLP served as Tweeter’s auditors for fiscal year 2000. A majority of the votes cast by the stockholders represented at the meeting, in person or by proxy, is required to approve this proposal. Representatives of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION

OF THE SELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS.

  Audit committee report

      The audit committee of the board of directors, composed entirely of independent directors, met four times during the fiscal year 2000. The committee assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and such other duties as directed by the board. The full responsibilities of the committee are set forth in its charter, which is reviewed and updated annually, approved by the board and included in the company’s proxy statement provided annually to the shareholders.

      In fulfilling its responsibilities, the committee recommended to the board, subject to shareholder approval, the selection of Deloitte & Touche LLP as the company’s outside auditor. The committee:

•	Discussed and considered the independence of Deloitte & Touche LLP reviewing as necessary all relationships and services which might bear on the objectivity of the auditor;

•	Received written affirmation that the auditor is in fact independent;

•	Discussed the overall audit process, receiving and reviewing all reports;

•	Involved the outside auditor in the committee’s review of the company’s financial statements and related reports with management;

•	And provided to the independent accountant full access to the committee (and the board) to report on any and all appropriate matters.

•	Further, the committee has discussed with the independent auditors all matters required to be reviewed by generally accepted auditing standards.

      The committee met with selected members of management and the auditors to review financial statements (including quarterly reports), discussing such matters as the quality of earnings; estimates, reserves and accruals; suitability of accounting principles; highly judgmental areas; and audit adjustments whether or not recorded.

      In addition, the committee considered the quality and adequacy of the company’s internal controls and the status of pending litigation, taxation matters and other areas of oversight to the financial reporting and audit process that the committee felt appropriate.

      Management’s responsibility for financial reporting and the report and opinion of Deloitte & Touche LLP are filed separately in the annual report and should be read in conjunction with this letter and review of the financial statements. The company’s audited financial statements included in the annual report on Form 10-K were, after the committee’s review, approved by the board of directors for filing with the Securities and Exchange Commission.

      Based upon its work and the information received in the inquiries outlined above, the committee is satisfied that its responsibilities under the charter for the period ending September 30, 2000 were met and that the financial reporting and audit processes of the company are functioning effectively.

THE AUDIT COMMITTEE

Michael Cronin

Matthew Bronfman

Other Business

      The Board of Directors of Tweeter is not aware of any matter, other than those described above, that may come before the meeting. However, if any matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

Deadline For Receipt of Stockholder Proposals

      In order for a stockholder proposal to be considered for inclusion in Tweeter’s proxy materials for the 2002 annual meeting of stockholders, it must be received by Tweeter at 10 Pequot Way, Canton, MA 02021, Attention: Joseph McGuire, no later than August 1, 2001.

Annual Report

      A copy of Tweeter’s 2000 Annual Report to Stockholders is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of such Annual Report may obtain one, without charge, by writing to Joseph McGuire at Tweeter’s address set forth in the preceding paragraph, calling him at (781) 830-3314, or contacting him by e-mail at jmcquire@twtr.com.

Voting via the Internet or by Telephone

For Shares Directly Registered in the Name of the Stockholder.

      Stockholders with shares registered directly with EquiServe may vote those shares telephonically by calling EquiServe at 1-877-779-8683 (within the U.S. and Canada only, toll-free), or via the Internet at EquiServe’s voting Web site (www.eproxyvote/twtr.com).

For Shares Registered in the Name of a Broker or a Bank.

      A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by EquiServe for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may be able to vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com).

General Information for All Shares Voted Via the Internet or By Telephone.

      Votes submitted via the Internet or by telephone must be received by 12am E.S.T. on January 21, 2001. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

Appendix A

Tweeter Home Entertainment Group, Inc.

Audit Committee Charter

Organization

      There shall be a committee of the Board of Directors to be known as the audit committee. The audit committee shall have at least two members, and when required by The Nasdaq Stock Market Marketplace Rules, shall have at least three members. The audit committee shall be composed solely of directors who are independent in accordance with The Nasdaq Stock Market Marketplace Rules for determining the independence of directors and otherwise meet The Nasdaq Stock Market Marketplace Rules requirements for the membership of the audit committee. Independent audit committee members shall not be currently, and shall not have been within any of the preceding three years, officers or other employees of Tweeter or any subsidiary or other affiliate and shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as committee members.

Statement of Policy

      The audit committee shall provide assistance to the corporate directors in fulfilling their responsibilities to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities

      In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

      In carrying out these responsibilities, the audit committee will:

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

•	Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper, and to ensure that all reported revenue and expenses will be recognized in accordance with generally accepted accounting principles.

•	Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•	Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

A-1

•	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Review accounting and financial human resources and succession planning within the company.

•	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

•	Receive from the company’s outside auditors a formal written statement delineating all relationships between the auditors and the company, consistent with Independence Standards Board Standard 1.

•	Engage in an active dialogue with the outside auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the outside auditors.

•	Take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the outside auditors.

•	With the Board of Directors, have the ultimate authority and responsibility to select an outside auditor, subject to approval by the company’s stockholders at Tweeter’s annual meeting of stockholders, and evaluate and, where appropriate, replace the outside auditor, and require that the outside auditor ultimately shall be accountable to the Board of Directors and the audit committee, as representatives of the company’s stockholders.

•	Review this Audit Committee Charter at least annually, and make any changes deemed appropriate, subject to review and approval of the full Board of Directors.

A-2

1748-PS-2001

Vote by Telephone

It’s fast, convenient and immediate! Call Toll-Free on a Touch-tone Phone 1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:

1.	Read the accompanying Proxy Statement and Proxy Card.

2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683) For shareholders residing outside the United States call collect on a touch-tone phone 1-201-536-8073.

3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.	Follow the instructions provided.

Your vote is important!
Call 1-877-PRX-VOTE anytime!

Vote by Internet

It’s fast, convenient and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.	Read the accompanying Proxy Statement and Proxy Card.

2.	Go to the Website http://www.eproxyvote/twtr

3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.	Follow the instructions provided.

Your vote is important!
Go to http://www.eproxyvote/twtr anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE

P
R
O
X
Y

TWEETER HOME ENTERTAINMENT GROUP, INC.
10 Pequot Way
Canton, Massachusetts 02021

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Jeffrey Stone and Joseph McGuire, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Tweeter Home Entertainment Group, Inc. held of record by the undersigned on December 18, 2000 at the Annual Meeting of Stockholders to be held on January 22, 2001 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to Tweeter’s operation that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Tweeter Home Entertainment Group, Inc.

DETACH HERE

Please mark
votes as in
this example.

1.	Election of Directors
	Nominees: Jeffrey Bloomberg, and Jeffrey Stone	FOR	WITHHELD
For all nominees except as noted above
2.	Ratify the appointment of Deloitte & Touche LLP as independent auditors.	For	Against	Abstain

3.	In their discretion the proxies are authorized to vote upon any other business that may properly come before the meeting.	For	Against	Abstain

I AM A. SHAREHOLDER

100 MAIN STREET
ANYTOWN USA, 10000
MARK HERE
FOR ADDRESS
CHANGE AND
NOTE AT LEFT

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature: Date:	Signature: Date: